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                                                                   EXHIBIT 10.21


     FORM OF SOFTWARE LICENSE, SERVICES AND        2300 WINDY RIDGE PARKWAY
     MAINTENANCE AGREEMENT ("AGREEMENT")           ATLANTA, GA 30339

CLIENT
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ADDRESS
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Manhattan Associates, Inc., a Georgia corporation, ("Manhattan"), markets and supports certain software applications licensed hereunder as "Licensed Products" and Client is a ___________ [ ] corporation or [ ] _________________ having a principal place of business as noted above and Client is desirous of obtaining a license to use the Licensed Products, subject to the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the background, the covenants herein contained, and intending to be legally bound hereby, the parties agree as follows:


                            ARTICLE I.  DEFINITIONS

For purposes of this Agreement, the following terms shall mean:

CONFIDENTIAL INFORMATION
Certain confidential technical and business information, including without limitation, business plans and interests, the Licensed Products and associated documentation.

DESIGNATED PROCESSOR
The computer processing unit(s) (CPUs) identified in any Attachment to this Agreement or a written notification.

DESIGNATED SITE
The physical location(s) where the Licensed Products are installed upon the Designated Processor(s) or are otherwise utilized and which are specifically identified in any Attachment to this Agreement or a written notification.

DISCLOSER
The party disclosing Confidential Information.

LICENSE FEE
The fee(s) defined in Article V, Section 5(A).

LICENSED PRODUCT(S)
For the AS/400 and UNIX versions, the computer programming source and object code for the Licensed Products identified in each Attachment A to this Agreement, any Software Updates, the media in which the Licensed Products are delivered, and the associated documentation. The Client/Server version, certain security operational controls of the AS/400 and UNIX versions, the SLOT-IT System, and the ASN Enabler System are provided in object code only.

MAINTENANCE FEE
The fee(s) defined in Article V, Section 5(C).

PERIOD OF COVERAGE
The time periods in annual increments during which Maintenance is available under this Agreement.

PUBLISHED PRODUCT SPECIFICATIONS
The User Guides and the Implementation Guides (in whatever media) associated with the Licensed Products, as they may exist from time to time.

RECIPIENT
The party receiving Confidential Information.

SOFTWARE UPDATES
Cumulative releases containing corrections to the Licensed Products and new system versions and releases provided during the Period of Coverage.

                  ARTICLE II.  SOFTWARE LICENSE ("LICENSE")

1.  LICENSE GRANT.

(A) Manhattan grants to Client a non-exclusive perpetual license to use the Licensed Products indicated in the Attachments A which may be executed from time to time by the parties, as follows:

        (i) only on the Designated Processor(s) and at the Designated Site(s) identified in Attachments A attendant to this Agreement;

        (ii) in the case of the Client/Server version of the Licensed Products, to also utilize the Licensed Products on personal computers used as clients in conjunction with the Designated Processor;

        (iii)only by Client and not for the benefit of any third party, including without limitation, commercial timesharing or service bureau or other rental or sharing arrangements, data processing or management information or services;

        (iv) only in the country in which they are first installed and may only be moved to another country with the prior written permission of Manhattan; and,

        (v) copy the Licensed Products for archival or backup purposes only, so long as all titles, trademark, copyright, and restriction notices are reproduced.

     No other uses are granted hereunder.

(B)  Client may not:

        (i) reverse engineer, disassemble, or decompile any part of the Licensed Products, except to the extent required to obtain interoperability with other independently created or procured software or as specified by law;

        (ii) distribute, sell or otherwise transfer any part of the Licensed Products; or

        (iii)remove the patent, copyright, trade secret or other proprietary protection legends or notices that appear on or in the Licensed Products.

2. OWNERSHIP. Manhattan retains all title, copyright and other proprietary rights in the Licensed Products. Client does not acquire any rights, express or implied, in the Licensed Products, other than those specified in this Agreement. Client agrees to secure and protect the Licensed Products in a manner consistent with maintaining Manhattan's rights therein and to take appropriate action by instruction or agreement with its employees or agents who are permitted access to same to satisfy these obligations. Violation of any provisions herein shall be the basis for immediate termination of this Agreement, which shall be in addition to and not in lieu of any equitable remedies available to Manhattan.

3. WRONGFUL POSSESSION OR ACCESS. Upon knowledge of any unauthorized possession, use of, or access to, any Licensed Products, Client shall promptly notify Manhattan and furnish Manhattan with full details of such knowledge, assist in preventing any recurrence thereof, and cooperate at Manhattan's expense in any litigation or other proceedings reasonably necessary to protect the rights of Manhattan.

4. VERIFICATION. At Manhattan's written request, not more frequently than annually, Client shall furnish Manhattan with a signed certification verifying that the Licensed Products are being used pursuant to this Agreement. Manhattan may audit Client's use of the Licensed Products at Manhattan's expense, but not more frequently than annually. Such audit will be conducted during regular business hours at Client's facilities and shall not unreasonably interfere with Client's business activities. If an audit reveals that Client has underpaid fees to Manhattan, Client shall promptly pay any such underpaid fees.

5. SOURCE CODE ESCROW. By executing an Attachment C attendant to this Agreement, Client elects to have the remaining source code of the Licensed Products which it does not receive placed on deposit in Manhattan's master escrow account, which source code shall be released upon the conditions outlined in said Attachment. Upon making such election, Client agrees to pay to Manhattan the then-

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    current annual fee associated with being a beneficiary of such account.
    Further, Client will receive written confirmation from the escrow agent of Client's registration.

                 ARTICLE III.  SOFTWARE SERVICES ("SERVICES")

1. SERVICES PROVISION. Manhattan will provide Programming, Consulting, Analysis, and Training Services ("Services") from time to time at Client's request and under the terms and conditions of this Agreement.

2. MODIFICATIONS. As a part of Services, Manhattan will also provide mutually agreed upon modifications or enhancements to the Licensed Products ("Modifications") at Client's request, as documented by a Detailed Design Specification or similar mutually agreed upon instrument. Manhattan retains ownership of all rights, title and interest to the Modifications provided hereunder and all versions thereof. Manhattan grants to Client a non-exclusive, perpetual license to use the Modifications subject to the same terms and conditions of Article II of this Agreement. Client and Manhattan agree that the Modifications provided to Client shall not be a "work made for hire".

3. CLIENT MODIFICATIONS. Any enhancements, modifications, or substitutions to the Licensed Products made by or at the direction of Client and not made by Manhattan ("Client Modifications") shall be owned by Manhattan and may not be sold, assigned, licensed, sublicensed or otherwise transferred by Client except in connection with an assignment of all rights to the Licensed Products. Manhattan makes no warranty with respect to the Client Modifications and shall have no responsibility or liability whatsoever with respect to same. All Client Modifications, if made, shall be made at the sole risk and expense of Client.

4. SERVICES TERMINATION. Client may, at its election and upon thirty (30) days prior written notice, terminate the Services to be provided hereunder. However, such termination shall not affect any right or claim of either party incurred or accruing prior to the date of termination, including without limitation, any right or claim of Manhattan payable for services rendered or reimbursable expenses incurred prior to such termination date.

               ARTICLE IV.  MAINTENANCE SERVICES ("MAINTENANCE")

1. MAINTENANCE SERVICES. Maintenance shall be provided in accordance with Manhattan's Maintenance policies in effect at the beginning of each annual renewal of the Period of Coverage. Maintenance is offered for only the Licensed Products for which Manhattan has expressly agreed to offer a warranty under this Agreement. Client may not elect to exclude any of the Licensed Products or any of the Designated Site(s) from Maintenance during the Period of Coverage.

2. MAINTENANCE TERM. The Period of Coverage begins upon execution of an Attachment B attendant to this Agreement. At least thirty (30) days prior to expiration of a Period of Coverage, Manhattan shall notify Client of the applicable Maintenance Fees for the succeeding year, whereupon, unless Client notifies Manhattan in writing of its desire to terminate Maintenance upon the expiration date for that Period of Coverage, Client's subscription to Maintenance shall be extended and renewed for an additional period of one
    (1) year at the then-current fees specified by Manhattan.


                              ARTICLE V.  GENERAL

1.  MUTUAL NONDISCLOSURE.

(A) Pursuant to this Agreement, each party may, from time to time, furnish the other party with certain Confidential Information. The parties agree to hold each other's Confidential Information in confidence. Each party agrees to take all reasonable steps to ensure that Confidential Information is not disclosed or distributed by its employees or agents in violation of this Agreement. The disclosure of Discloser's Confidential Information does not grant to the Recipient any license or rights to any trade secrets or under any patents or copyrights, except as expressly provided by the licenses granted in this Agreement.


(B) The obligations of Recipient with respect to any particular portion of Confidential Information shall terminate or shall not attach, as the case may be, when such information:

   (ii) was in the public domain at the time of Discloser's communication thereof to Recipient;

   (iii) entered the public domain through no fault of Recipient subsequent to the time of Discloser's communication thereof to Recipient;

   (iv) was in Recipient's possession free of any obligation of confidence at the time of Discloser's communication thereof to Recipient;

   (v) was independently developed by Recipient as demonstrated by written records; or,

   (vi) is required to be disclosed by court or government order and Discloser has been given notice of such order.

(C) Discloser understands that Recipient may develop information internally, or receive information from other parties, that may be similar to Discloser's information. Accordingly, nothing in this Agreement shall be construed as a representation or inference that Recipient will not independently develop products, for itself or for others, that compete with the products or systems contemplated by Discloser's information. The parties agree that a breach of the confidentiality obligations by Recipient shall cause immediate and irreparable monetary damage to Discloser and shall entitle Discloser to injunctive relief in addition to all other remedies.


2.  WARRANTIES.

(A) LICENSED PRODUCTS. Manhattan warrants for a period of six (6) months following shipment that the Licensed Products will materially perform the functions described in the Published Product Specifications. Manhattan shall have no responsibility for problems in the Licensed Products caused by or arising out of the malfunction of Client's equipment or other software products.

(B) SERVICES. Manhattan warrants for a period of ninety (90) days following performance that the Services supplied hereunder shall be performed in a professional and workmanlike manner.

(C) MAINTENANCE. During the Period of Coverage, Manhattan warrants that the Licensed Products will materially perform the functions described in the Published Product Specifications as they may exist during the Period of Coverage.

(D) WARRANTY EXCLUSIONS. THIS AGREEMENT PROVIDES LICENSES AND SERVICES AND IS NOT A SALE OF GOODS. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THERE ARE NO WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

3.  EXCLUSIVE REMEDIES.

For any breach of warranties contained in Section 2 of this Article, Client's exclusive remedy shall be as follows:

(A) LICENSED PRODUCTS. The correction of errors in the Licensed Products that cause breach of warranty, or if Manhattan is unable to provide such correction, Client shall be entitled to terminate this Agreement as it relates to the non-conforming Licensed Products and receive a refund of the License Fees paid for the non-conforming Licensed Products.

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(B) SERVICES. The reperformance of the Services, or if Manhattan is unable to perform the Services as warranted, Client shall be entitled to recover the fees paid to Manhattan for the unsatisfactory Services.

(C) MAINTENANCE. The correction of errors in the Licensed Products that cause breach of warranty, or if Manhattan is unable to provide such correction, Client shall be entitled to terminate this Agreement as it relates to the non-conforming Licensed Products and receive a refund of the Maintenance Fees paid for the non-conforming Licensed Products for the then-current Period of Coverage.

4. INDEMNITIES. Manhattan agrees to indemnify, defend and hold Client harmless from and against any claim by any third party in connection with any patent, copyright or other infringement claim related to the Licensed Products or Modifications; provided that : (i) Client notifies Manhattan in writing within thirty (30) days of the claim; (ii) Manhattan has sole control of the defense and all related settlement negotiations; and (iii) Client provides Manhattan with the information, assistance and authority to enable Manhattan to do so. However, Manhattan shall have no liability for any claims of infringement that result from the use of the Licensed Products in conjunction with non-Manhattan software or other non-Manhattan products or upon a use of the Licensed Products in a manner not contemplated by the Published Product Specifications. Nothing in this provision shall be construed as a limitation on Client's ability to retain legal counsel at its own expense to monitor the proceedings.

    Manhattan further agrees that if Client is prevented from using the Licensed Product(s) due to an actual or claimed infringement of any patent, copyright or other intellectual property right, then at Manhattan's option, Manhattan shall promptly either:

    (i) procure for Client, at Manhattan's expense, the right to continue to use the Licensed Product(s);

    (ii) replace or modify the Licensed Product(s) at Manhattan's expense so that the Licensed Product(s) become non-infringing, but substantially equivalent in functionality; or

    (iii) in the event that neither (i) or (ii) are reasonably feasible, terminate the Agreement as to the infringing Licensed Products and return Client's License Fees for the infringing Licensed Product(s).

    This Section states Manhattan's entire obligation to Client with respect to any claim of infringement.

5.  PAYMENT.

(A) LICENSE FEES. In consideration for the License granted in Article II, Client agrees to pay to Manhattan the License Fees designated on any Attachment A attendant to this Agreement upon the execution of this Agreement and any Attachment A attendant to this Agreement.

(B) SERVICES FEES / EXPENSES. As compensation for performing Services, Client agrees to pay Manhattan on a time and materials basis, with the exception of Training, which shall be billed at Manhattan's then-current list prices. Manhattan will invoice Client every two (2) weeks while Services are being performed. Client agrees to reimburse Manhattan for all reasonable out-of-pocket expenses Manhattan incurs in providing Services. If uncontested amounts remain unpaid for thirty (30) days or more, Manhattan may, at its option, refuse to perform additional Services under this Agreement until such amounts are paid.

(C) MAINTENANCE FEES. In consideration for the Maintenance to be provided hereunder and for which Client elects to subscribe, Client shall pay Maintenance Fees in accordance with any Attachment B attendant to this Agreement and subsequently as an annual charge. The first payment shall be due upon execution of any Attachment B attendant to this Agreement. During the Period of Coverage, Client may be billed additional Maintenance Fees resulting from additional Designated Sites or additional Licensed Products or from the upgrade of service level from Basic to Extended. If Client fails to remit Maintenance Fees pursuant to the terms hereof, Manhattan will have no duty to provide Maintenance as specified under Article IV.

(D) TAXES. The fees listed in this Agreement do not include taxes. If Manhattan is required to pay any sales, use, property, excise, value added, gross receipts, or other taxes levied on the Licensed Products or Services under this Agreement or on Client's use thereof, then such taxes shall be billed to and paid by Client. This Section does not apply to taxes based on Manhattan's net income or Manhattan's employer contributions and taxes.

(E) INVOICES. Unless notified otherwise in writing by Client, Manhattan will invoice all amounts to Client's address as it appears on Page One of this Agreement. Client agrees to pay for all uncontested amounts due under this Agreement upon receipt of invoice. Amounts not contested in good faith and which remain unpaid for thirty (30) days after invoice date will bear interest from the invoice date of one and one-half percent (1 1/2%) per month or the highest rate permitted by law, if less. Time is of the essence for all payments due under this Agreement, and in the event any payment due to Manhattan is collected at law, through an attorney-at-law or a collection agency, Client agrees to pay all costs of collection, including without limitation, all court costs and reasonable attorney's fees.

(F) All payments made hereunder are nonrefundable, except as specifically provided otherwise in this Agreement.

6. LIMITED LIABILITY. EXCEPT FOR a) FAILURE TO COMPLY WITH MANHATTAN'S PROPRIETARY RIGHTS, b) FAILURE TO COMPLY WITH THE MUTUAL NONDISCLOSURE PROVISION, OR c) THE INFRINGEMENT INDEMNITY PROVISIONS CONTAINED HEREIN: (A) IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR A MONETARY AMOUNT GREATER THAN THE AMOUNTS PAID OR DUE PURSUANT TO THIS AGREEMENT AND
    (B) IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY LOSS OR INJURIES TO EARNINGS, PROFITS OR GOODWILL, OR FOR ANY INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OF ANY PERSON OR ENTITY WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE, EVEN IF EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE LIMITATIONS SET FORTH IN THIS SECTION SHALL APPLY EVEN IF ANY OTHER REMEDIES FAIL OF THEIR ESSENTIAL PURPOSE.

    The provisions of this Agreement allocate the risks between Manhattan and Client. Manhattan's pricing reflects this allocation of risk and the limitation of liability specified herein.

7. EMPLOYEE RECRUITING. Each party acknowledges that the other party's employees are critical to the servicing of its customers. Therefore, Client agrees not to solicit, employ or otherwise engage Manhattan's employees without Manhattan's prior written consent for a period of thirty-six (36) months following that employee's last date of employment by Manhattan and Manhattan agrees not to solicit, employ or otherwise engage Client's employees involved in the services contemplated by this Agreement without Client's prior written consent for a period of thirty-six (36) months following that employee's last date of employment by Client. Should either party violate this provision, the violating party agrees to pay the other party the greater of one-half of the former employee's annual salary or fifty thousand dollars ($50,000). The parties further agree that in the event of any actual or threatened breach of any of the provisions of this section, the non-breaching party shall be entitled (in addition to any and all other rights and remedies at law or in equity for damages or otherwise, which rights and remedies are and shall be cumulative) to specific performance, a temporary restraining order, or an injunction to prevent such breach or contemplated breach. Further, such payment and additional relief does not restrict the non-breaching party's rights or remedies as they relate to such former employee.

(8) TERMINATION. If either party materially breaches this Agreement, the other party may give written notice of its desire to terminate and the specific grounds for termination and, if such default is capable of cure and the party in default fails to cure the default within thirty (30)

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    days of the notice, the other party may terminate this Agreement. If such default is incapable of cure, the other party may terminate this Agreement immediately upon written notice of its desire to terminate. Upon termination, the License to use the Licensed Products shall be immediately revoked and all Licensed Products and supporting materials will be returned to Manhattan or destroyed and documentation supplied to Manhattan certifying destruction. Confidentiality obligations shall survive this Agreement.

(9) EXPORT ADMINISTRATION. Client agrees to comply fully with all relevant export laws and regulations of the United States ("Export Laws") to assure that neither the Licensed Products nor any direct product thereof are (A) exported, directly or indirectly, in violation of Export Laws; or (B) are intended to be used for any purposes prohibited by Export Laws. Client will indemnify Manhattan for any losses, costs, liability, and damages, including reasonable legal fees, incurred by Manhattan as a result of failure by Client to comply with this Section. Manhattan may, from time to time, deny Client the right to license in certain countries in order to protect Manhattan's interests.

10. GENERAL.

(A) WAIVER. The waiver of one breach hereunder shall not constitute the waiver of any other or subsequent breach. No amendments, modifications or supplements to this Agreement shall be binding unless in writing and signed by the parties. No action arising out of this Agreement, regardless of form, may be brought more than one (1) year after the claiming party knew or should have known of the cause of action.

(B) NOTICES. All notices shall be in writing and personally delivered or sent by certified mail, postage prepaid, return receipt requested, to the address written above or such other address as notified to the other party and such notice shall be deemed to be made on the fifth (5th) day after such mailing. To expedite order processing, Client agrees that Manhattan may treat documents faxed by Client to Manhattan as original documents. However, either party may require the other to exchange original signed documents.

(C) GOVERNING LAW. This Agreement, and all matters arising out of or related to this Agreement, except actions arising under the patent and copyright provisions of the U.S. Code, shall be governed by the laws of the State of Georgia. The parties agree that this Agreement is not subject to and shall not be interpreted by the United Nations Convention on Contracts for the International Sale of Goods.

(D) ASSIGNMENT. Except as provided in this subsection, this Agreement may not be assigned by either party and any attempted assignment which does not adhere to these provisions shall be void. However, either party may, upon written notice to the other party, assign this Agreement to any entities under common control and ownership of the assigning party, such common control and ownership being defined as the direct or beneficial ownership of a voting interest of at least fifty percent (50%) or the right or power, directly or indirectly, to elect a majority of the Board of Directors, or the right or power to control management. Either party may assign this Agreement in the event of the sale of all or substantially all of its assets or equity.

(E) PUBLICITY RIGHTS. Manhattan may include Client's name and logo among its list of customers and may include a brief description of the services furnished by Manhattan and the functions performed thereby.

(F) LANGUAGE. Should a counterpart to this Agreement be prepared in a language other than English, then English shall be the language of this Agreement and the English language counterpart shall govern all disputes, performances and interpretations, and the counterpart in another language shall be for convenience only and shall not affect the performance or interpretation of this Agreement.

(G) CURRENCY. All amounts stated in and payable under this Agreement shall be denominated and payable in United States Dollars.

(H) SEVERABILITY. If any provision or portion thereof of this Agreement is held to be invalid or unenforceable, the remaining provisions will remain in full force.



This Agreement, including its terms and conditions and its attachments and amendments, is a complete and exclusive statement of the agreement between the parties, which supersedes all prior or concurrent proposals and understandings, whether oral or written, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement shall not be effective until executed by Client and accepted and executed by an authorized representative of Manhattan.

By execution, signer certifies that     By execution, signer certifies that
 signer is duly authorized to execute   signer is duly authorized to execute
 this Agreement on behalf of            this Agreement on behalf of Client.
 Manhattan.  Accepted by Manhattan
 and effective as of    , 19  .
                    ----    --
MANHATTAN ASSOCIATES, INC.              CLIENT

By                                      By
    ----------------------------------     -----------------------------------
    (Authorized Signature)                 (Authorized Signature)


    ----------------------------------     -----------------------------------
    (Print or Type Name)                   (Print or Type Name and Title)


    ----------------------------------     -----------------------------------
    (Title)                                (Date Signed)


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